Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 13, 2025, included in the Proxy Statement of GlycoMimetics, Inc. that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-285035) and Prospectus of GlycoMimetics, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Baltimore, Maryland

April 28, 2025